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                                                                    EXHIBIT 10.4


          THIS LEASE AGREEMENT ("Lease") is made as of the _____ day of ______________, 1998, by and between TROY SPORTS CENTER, L.L.C., a Michigan limited liability company ("Landlord"), the address of which is 1819 East Big Beaver Road, Troy, Michigan 48083 and MICHIGAN HERITAGE BANK, a Michigan corporation ("Tenant"), the address of which is 21211 Haggerty Road, Novi, Michigan. For and in consideration of the mutual promises, covenants and agreements herein contained, the receipt and sufficiency of which consideration is hereby acknowledged, Landlord and Tenant hereby agree as follows:


                                    ARTICLE I

                                 LEASE SPECIFICS


         The Lease Specifics delineated within this Article I contain the principal terms of this Lease, as more particularly described in the remaining Articles of this Lease. Each reference in this Lease to any Lease Specific within this Article I shall be construed to incorporate the data stated herein.

         SECTION 1.01 SHOPPING CENTER. The "Shopping Center" is located at 1819 East Big Beaver Road, Troy, Michigan 48083. The real property upon which the Shopping Center is situated is described on the attached Exhibit "A".

         SECTION 1.02 PREMISES. The street address of the Premises is 1917 East Big Beaver Road, Troy, Michigan. The location of the Premises is shown on Exhibit "B" attached hereto and incorporated herein by this reference.

         SECTION 1.03 TERM. Except as may otherwise be provided herein, the Term of this Lease shall begin on the Rent Commencement Date, as defined below, and shall end five years thereafter.

         SECTION 1.04 COMMENCEMENT DATE AND RENT COMMENCEMENT DATE. The "Commencement Date" of Tenant's occupancy of the Premises under this Lease shall be the date of full execution of this Lease. Delivery of possession of the Premises to Tenant shall be the date upon which Landlord delivers to Tenant the keys to the Premises (the "Delivery Date"). The Rent Commencement Date shall begin on the earlier of 90 days after the Delivery Date or the date on which Tenant opens its business.

         SECTION 1.05 MINIMUM RENT. Monthly Minimum Rent for the term of the Lease shall be as follows:


                  PERIOD            . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .
                  ------
                                    . . . . . . . . . . . . . . . . . . .  MONTHLY MINIMUM RENT
                                                                           --------------------

         A.       The Rent Commencement . . . . . . . . . . . . . . . . .  . . . . . . . . . .
                                    $2,625.00
                  Date thru 60th month.



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The Monthly Minimum Rent specified above shall be payable, in advance, in consecutive monthly installments. Minimum Rent shall be payable by Tenant on or before the first day of each month at the address of the Landlord specified in
Section 1.09, or such other address as Landlord may designate from time to time, without prior demand therefor and without any deductions or set off whatsoever. In the event the Rent Commencement Date shall be a day other than the first day of a calendar month, Tenant shall pay pro rata Minimum Rent, in advance, for the partial lease month at the then applicable rate. In the event that the term of the Lease expires on a day other than the last calendar day of any month, Tenant shall pay to Landlord oil the first calendar day of such month, the amount of the prorated Minimum Rent then applicable.

         SECTION 1.06 ADDITIONAL RENT. Additional Rent shall be composed of by way of example and not limitation, Tenant's Proportionate Share of the following:

                  A.       Common Area Charges as defined in Section 4.01A

                  B.       Real Estate Taxes as defined in Section 4.01B

                  C.       Utilities Charges as defined in Section 4.01C

                  D.       Landlord's Insurance as defined in Section 4.01D

         SECTION 1.07 TENANT'S PERMITTED USES OF PREMISES AND EXCLUSIVE USE RIGHTS. Tenant shall be permitted to use the Premises only for banking services and other related and permitted financial services, and for no other purpose without the prior written consent of Landlord. Provided Tenant is not in default in the performance of the terms and conditions of this Lease, Landlord covenants and agrees that it will not lease any other space in the Shopping Center to another state or federally chartered bank or savings and loan.

         SECTION 1.08 ADDRESS FOR PAYMENTS. All payments of Rent and other sums of money due Landlord shall be paid by Tenant to the following address: 1819 East Big Beaver Road, Troy, Michigan 48083.

         SECTION 1.09 OPTIONS TO RENEW. Tenant shall have options ("Options") to extend the term of this Lease for one (1) five (5) year period in accordance with all of the covenants, terms and provisions set forth in this Lease, except for the increase in Minimum Rent, as specified in Section 1.09C. below:

                  A. The Option may only be exercised by Tenant's delivery to Landlord of written notice thereof not earlier than two hundred forty
         (240) days prior to the expiration of the Lease term or the first Option period, as the case may be, and no later than one hundred eighty
         (180) days prior to such expiration.


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                  B. The Options may be exercised if, and only if, Tenant shall not be in material default at the time that the applicable Option is exercised and if Tenant shall have faithfully performed all covenants and obligations required of Tenant under the terms and provisions of this Lease.

                  C. Minimum Rent for each Option period shall be as follows:

                     OPTION PERIOD . . . . . . . . . . . . . . . . . . .
                     MONTHLY MINIMUM RENT

                     Months 1 thru 60 . . . . . . . . . . . . . . . . .
                     $3,018.00

                  D. Landlord agrees to notify Tenant if available adjacent space becomes available for lease. If Landlord and Tenant do not reach an agreement within 30 days from the date on which Landlord notified Tenant that such adjacent space is available, Landlord shall be free to lease such space to any third party.

         SECTION 1.10 SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant has deposited with Landlord the sum of $2,625.00. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a default under this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within ten (10) days following expiration of the Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord herein, unless said sums have actually been received by said mortgagee as security for the Tenant's performance of this Lease.



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                                   ARTICLE II

                              PREMISES AND PARKING


         SECTION 2.01 PREMISES. Subject to the terms, covenants, conditions and provisions of the Lease, Landlord does hereby demise and lease to Tenant and Tenant does hereby rent and take from Landlord and shall peaceably and quietly hold and enjoy the Premises, together with the right of non-exclusive use, in common with others, of the automobile parking areas and other common areas and facilities which may be furnished by Landlord in common with Landlord and the other tenants, occupants, agents, employees, customers and invitees of the Shopping Center; reserving, however, unto Landlord the exterior walls and windows, the roof, the area beneath the Premises and the right to hereafter install, maintain, use, repair and replace pipes, ducts, conduits, wires, appurtenant fixtures, and structural elements leading through the Premises in locations which will not materially interfere with Tenant's use thereof.

         SECTION 2.02 PARKING. Tenant's employees shall park their cars only in the areas specifically designated by Landlord for that purpose. Automobile license numbers of Tenant's employees' cars shall be furnished to Landlord upon Landlord's request. Tenant agrees that Landlord may require all employees of Tenant to park in the areas specifically designated by Landlord for employee parking which shall be within a reasonable proximity to the Premises.

         SECTION 2.03 NO REPRESENTATIONS. It is agreed that the depiction of the Shopping Center on Exhibit "B" does not constitute a representation, covenant or warranty of any kind by Landlord, and Landlord reserves the right to change from time to time the size, layout and dimension of the Shopping Center and any part thereof, locate, relocate, alter and/or modify the number and location of buildings, building dimensions, the number of floors in any of the buildings, the parking areas, curb cuts, access roads, pylon or monument signs, store dimensions, identity and type of other stores and/or other tenants and tenancies, the nature of the businesses, activities and uses to be conducted and the common areas located from time to time in or on the Shopping Center or any part thereof. Landlord shall have the right to convey its right, title and interest in all or any part of the Shopping Center to one or more Third Parties and thereafter the Third Party shall have the right to remove said conveyed portion from the definition of "Shopping Center" set forth in this Lease. The Landlord makes no representation or warranty with respect to the occupancy by any tenant, the date on which any such tenant accepted or will accept occupancy of its space or the use to which any other tenant will put its leased space, it being understood that the Landlord and the owner of all or any part of the Shopping Center shall have the right to lease space in the Shopping Center to any tenant and for any purpose Landlord shall deem appropriate, including retail, office, non-retail and commercial purposes. To use the term "Shopping Center" shall not constitute a representation or warranty that the Shopping Center shall be used exclusively or primarily for retail purposes. Tenant agrees that it shall look solely to that portion of the Shopping Center which constitutes the Premises with respect to any liability accruing hereunder, it being expressly understood and agreed that the Shopping

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Center and any real estate which may constitute a portion of the Shopping Center shall be free from any such liability.

         SECTION 2.04 RESERVED TO LANDLORD. Landlord reserves the sole and exclusive right to use of exterior walls (other than store fronts), demising walls, and the roof, and the right to install, maintain, use, repair and replace pipes, ducts, conduits, antennas, roof signs, and wires leading through the Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the Shopping Center. Further, the Landlord has the right to use the land below and the area above the Premises in any manner which does not materially interfere with Tenant's use of the Premises.


                                   ARTICLE III

                                  IMPROVEMENTS


         SECTION 3.01 LANDLORD'S PREPARATION OF PREMISES. Landlord shall deliver the Premises to Tenant ready for Tenant's build out and improvements as more specifically described on Exhibit "C". Tenant shall accept the Premises upon Landlord's notice that Tenant is authorized to begin its build out. Tenant acknowledges that Landlord is making no representation or warranty as to the condition of the Premises or that the Premises is suited for Tenant's intended use thereof. Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's acceptance of the Premises. Notwithstanding the preceding sentence, Landlord agrees to cause the necessary mains, conduits and other facilities to be provided to make water, sewer, gas and electricity available to the Premises as shown on Landlord's construction plans.

         SECTION 3.02 TENANT'S PREPARATION OF PREMISES. Tenant agrees that, at its sole cost and expense, Tenant will build out its space subject to the terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, Minimum Rent shall commence on the Rent Commencement Date irrespective of whether Tenant's Work (as defined below) is completed and Tenant is open for business. The following terms and conditions shall govern Tenant's
Work:

                  A. Tenant hereby agrees that, within ten (10) days of the date hereof, it shall submit plans and specifications for all of its proposed alterations to the Premises to Landlord for Landlord's approval ("Tenant's Work"). Tenant's Work shall also include the improvements required to be made by Tenant in accordance with Section 3.02L below. Landlord shall have a period of fifteen (15) days following delivery of the plans and specifications to approve same. Tenant's failure to promptly deliver the plans and specifications to Landlord shall in no way delay the Rent Commencement Date. Tenant acknowledges that the Rent Commencement Date of the Lease shall not be delayed in the event Tenant has not completed Tenant's Work on or before the Rent Commencement Date. Any material change in the plans and specifications for Tenant's Work shall be approved in

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         advance by Landlord. Approval of the plans and specifications by
         Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency.

                  B. Tenant agrees to complete all of Tenant's Work at its own cost and expense. Tenant shall not permit the imposition of any lien or other security interest against the Premises or the real property of which the Shopping Center constitutes a part. In the event any such lien or security interest is imposed against the Shopping Center or the aforesaid property, Tenant shall immediately furnish to Landlord a bond or other form of security satisfactory to Landlord in its reasonable discretion which provides for discharge and payment of any such lien or security interest in a manner satisfactory to Landlord in its reasonable discretion.

                  C. Tenant hereby indemnities and holds Landlord and the principals, agents and employees of Landlord, harmless from and against any and all damages, claims, costs and/or expenses (including reasonable attorney's fees) which Landlord or its principals, agents and/or employees may suffer or incur as a consequence of the construction and/or installation of Tenant's Work by Tenant or Tenant's employees, agents or independent contractors.

                  D. All of Tenant's Work and improvements shall be performed by contractors and subcontractors approved by Landlord in Landlord's reasonable discretion, and all of Tenant's Work and improvements shall conform to applicable statutes, ordinances, regulations and codes of all governmental units having jurisdiction over the Shopping Center and any improvements installed therein. Tenant shall obtain and convey to Landlord all approvals with respect to electrical, water and telephone work, all as may be required by the utility companies supplying the said services.

                  E. Tenant and Tenant's contractors shall carry such type of insurance and in such amounts as shall be designated by Landlord and all such policies shall name Landlord as an additional insured party. Tenant shall deliver evidence of such insurance to Landlord prior to commencing Landlord's Work.

                  F. Tenant covenants and agrees that Tenant's Work shall be constructed in a manner which will not materially or unreasonably disturb or interfere with the use, occupancy and quiet enjoyment of the other tenants of the Shopping Center in any manner whatsoever. Tenant shall be fully responsible for the removal of all construction debris from the Premises.

                  G. Tenant covenants and agrees that Tenant's Work will be constructed in a manner which will not impair the visibility of access to and from the Shopping Center in any manner whatsoever.

                  H. Neither Tenant nor Tenant's agents or independent contractors shall be entitled to cut and/or patch openings in the roof for ducts, vents, etc., and the right to so cut

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         and/or patch openings in the roof shall exclusively belong to Landlord.
         However, the cost of such work will be at the expense of Tenant.

                  I. No approval by Landlord required hereunder shall be deemed valid unless the same shall be in writing and signed by Landlord or Landlord's authorized agent.

                  J. It shall be the responsibility of Tenant, at Tenant's cost, to obtain a final Certificate of Occupancy for Tenant's use of the Premises to the extent such certificate is required or available as a result of Tenant's Work.

                  K. Tenant shall be required, at its sole cost and expense, to install all fire protection devices and sprinklers in accordance with all applicable laws.

         SECTION 3.03 PREVENTING REMOTE VESTING. Notwithstanding any other provisions of this Lease, if the Rent Commencement Date does not occur within twenty-four (24) months from the date hereof, this Lease will be deemed terminated on such date without necessity of any notice of act by Landlord or Tenant. In such event, neither Landlord or Tenant shall have any liability to the other and this Lease will be deemed null and void and of no further force and effect. It is the intent of Landlord and Tenant that this Section 3.03 shall prevent this Lease from being deemed unenforceable by reason of any claim that it might violate the Rule Against Perpetuities.


                                   ARTICLE IV

                                 ADDITIONAL RENT


         SECTION 4.01 ADDITIONAL RENT. Beginning on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent promptly when the same are due, without any deductions or set off whatsoever, Tenant's Proportionate Share of the following charges to which Landlord shall be entitled to add an administrative fee of fifteen (15%) percent of each of such charges; and Tenant's failure to pay such amounts or charges when due shall carry with it the same consequences as Tenant's failure to pay Minimum Rent.

                  A. COMMON AREA CHARGES - Tenant agrees to pay Landlord, as Additional Rent, within fifteen (15) days from the invoice date, Tenant's Proportionate Share of the cost of operating, maintaining, cleaning, repairing or replacing all of the Common Areas (as such term is defined in Section 5.01 hereinbelow). However, if Landlord makes a "replacement", then Landlord shall estimate the useful life of that replacement. Tenants proportionate share shall be calculated by dividing the replacement cost by the useful life (months) and charged to Tenant over the remaining term of the lease. Tenant shall only be charged for the number of months of the replacement's useful life, which coincide with the number of months remaining in the lease.

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                  Landlord may estimate the annual Common Area charges and will notify Tenant from time to time of its Proportionate Share, which shall be paid monthly in advance along with the Minimum Rent. An itemized statement showing in reasonable detail all disbursements and charges will be furnished Tenant within a reasonable time after each calendar year and any excess or undercharges will be adjusted in the same manner that excess or underpayment of real estate taxes are adjusted pursuant to Section 4.01B hereinbelow.

                  B. REAL ESTATE TAXES - Tenant agrees to pay Landlord, as Additional Rent, within five (5) days from the invoice date, Tenant's Proportionate Share of the amount of all real estate taxes, assessments (general and special), and other charges which may be levied, assessed or charged against the real estate and Shopping Center (hereinafter called "real estate taxes"), accruing or becoming due and payable during the term of this Lease and any extension thereof. Tenant shall pay its Proportionate Share of such real estate taxes, whether such real estate taxes are paid by Landlord prior to the Rent Commencement Date, during the Term of this Lease or subsequent to the expiration of this Lease for all such real estate taxes which cover periods during the Term of this Lease. Real Estate Taxes shall be apportioned for the first and last years of the Term of this Lease so that Tenant's liability therefore shall be only for such portions thereof as shall be attributable to the Term of this Lease.

                  Landlord will annually estimate the amount of such real estate taxes and will notify Tenant of its Proportionate Share of such estimate, which shall be paid by Tenant monthly along with the Minimum Rent; provided, that in the event Landlord is required under any mortgage covering the Shopping Center to escrow any real estate taxes, Landlord may, but shall not be required to, use the amount required to be so escrowed as a basis for its estimate of the monthly installments, due from Tenant hereunder. If the total amount paid by Tenant under this Section 4.01B, during the applicable period of any such real estate tax with respect to any real estate tax component shall be less than the actual amount due from Tenant with respect to such real estate tax component, based upon the actual taxes due, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due; such deficiency to be paid within thirty (30) days after demand therefor by Landlord; and if such total amount paid by Tenant hereunder with respect to any real estate tax component shall exceed such actual amount due from Tenant with respect to such real estate tax component, such excess shall be credited against the next installment of real estate taxes due from Tenant to Landlord hereunder.

                  Landlord may at its option seek a reduction in the assessed valuation of the Shopping Center, other improvements or land adjacent thereto and/or contest any real estate taxes, assessments or other charges described in this Section. Landlord agrees to use reasonable discretion in its decision as to whether it will pursue any tax reductions) during the term of this Lease. All attorneys' fees, costs and other expenses incurred as a result of such action by Landlord (including any surety bond, cash deposit or other security reasonably satisfactory to Landlord) shall be deemed real estate taxes payable (to the extent of Tenant's

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         Proportionate Share) as Additional Rent at the times set forth in this
         Section. Any refunds received by Landlord as a result of any such contest shall be first paid to the tenants of the Shopping Center pro rata to the extent that the fees, costs and expenses of such contest were paid by such tenants as a reimbursement to Landlord, and then Tenant's Proportionate Share of the excess of such refund, if any, shall be paid to Tenant. Landlord shall have the right and option in its reasonable discretion to pay or withhold payment of any real estate tax during the period of any such contest or to abandon any such contests if Landlord determines in its reasonable discretion that any part of the real estate or the Shopping Center is in immediate danger of being forfeited or sold because of any nonpayment thereof.

                  In the event the State of Michigan shall impose a tax and/or assessment of any kind or nature upon, against or with respect to rentals payable by Tenant to Landlord, or on the income of Landlord derived from the Premises (other than Federal Income Tax), or with respect to the ownership, occupancy or rental of the land and buildings comprising the Shopping Center, or upon, against or with respect to the parking areas or the number of parking spaces pertaining to the Shopping Center, either by way of substitution for all or any part of the real estate taxes levied or assessed against such land and buildings, or in addition thereto, such tax and/or assessment shall be deemed to constitute a real estate tax against such land and such buildings for purposes of this Section. The Shopping Center may not be a separate parcel for tax purposes. Landlord may ask the assessor to separate the Shopping Center "parcel" into separate tax parcels for tax purposes, that is, one parcel for the Troy Sports Center, one parcel for Walgreens, one parcel for Farmer Jack, one parcel for the retail strip center, or any variation or combination thereof, and such assessor's determination shall be used as the basis for determining Tenant's Proportionate Share of the real estate taxes for the Shopping Center.

                  C. UTILITIES CHARGES - All utilities servicing the Premises shall be separately metered. The obligation of Tenant to pay for water, sewer, gas and electricity, as herein provided, as well as for any other utility of any kind, shall commence as of the date on which any such utility is used or consumed on or about the Premises by Tenant, its agents, servants, employees or contractors.

                  D. LANDLORD'S INSURANCE - Tenant agrees to pay Landlord, as Additional Rent, within fifteen (15) days from the invoice date, Tenant's Proportionate Share of all insurance premiums with respect to insurance Landlord shall reasonably elect to maintain as provided in
         Section 6.02 hereinbelow. Landlord may estimate the annual cost of such Landlord's Insurance and will notify Tenant from time to time of its Proportionate Share, which shall be paid monthly, in advance along with the Minimum Rent. In the event Landlord, in its reasonable discretion, shall permit Tenant to conduct any business or store any materials within the Premises which shall result in an increase in the Landlord's insurance rates, then in addition to payments of Tenant's Proportionate Share of all insurance premiums, Tenant shall pay such marginal increased insurance premiums in conjunction with its other payments of Landlord's insurance pursuant to this Section 4.01D.

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         SECTION 4.02 TENANT'S PROPORTIONATE SHARE. Tenant's Proportionate Share
shall be a fraction, the numerator of which shall be the total around floor area of the Premises and the denominator of which shall be the total ground floor area of then existing buildings excluding the Troy Sports Center. Subject to the last sentence of this Section 4.02, the Troy Sports Center Proportionate Share shall be 30%. If the Farmer Jack building, Troy Sports Center, or any other free-standing building occupant is required or agrees to separately pay its cost of any given item of Additional Rent, then, with respect to any such item of Additional Rent, Tenant's Proportionate Share shall be calculated by excluding such other building's square footage from the calculation of Tenant's Proportionate Share. Landlord shall furnish reasonable detail of calculations.


                                    ARTICLE V

                     MAINTENANCE AND USE OF SHOPPING CENTER
                            COMMON AREAS AND PREMISES


         SECTION 5.01 DESIGNATION OF COMMON AREAS. Whenever used in this Lease the term "Common Areas" shall include, without limitation, all parking areas (whether temporary or permanent), access roads, driveways, retaining walls, lighting facilities, pedestrian sidewalks, foundations, exterior and demising walls, roofs over the Premises, landscaped and planting areas and facilities, and such other areas and facilities, which may be furnished by Landlord and designated from time to time by Landlord as Common Areas, and all other areas and improvements which may be provided for and so designated by Landlord for the general use and convenience in common of Tenant and other tenants of the Shopping Center and their respective officers, agents, employees, patients, clients, customers and invitees.

         SECTION 5.02 MAINTENANCE OF COMMON AREAS. Landlord shall operate and maintain, clean, repair and replace during the Term of this Lease the Common Areas or shall cause the same to be operated, maintained, cleaned, repaired and replaced, in a manner deemed by Landlord to be reasonable and appropriate given the location and market considerations of the Shopping Center, including: maintenance, repair and replacement of roofs, building facades, exterior walls, plantings and landscaping; resurfacing, repainting, restripping, removal and replacement of paved or otherwise covered floor and ground areas, curbs and car stops; snow, ice and debris removal; security; and potable water. Tenant shall pay its Proportionate Share of the costs incurred by Landlord in operating, maintaining, cleaning, repairing and replacing the Common Areas as set forth in
Section 4.01A above. In the event repairs or replacements are occasioned through the acts or omissions of Tenant or its officers, agents, employees, patients, clients, customers or invitees, in which event Tenant shall forthwith, upon notice from Landlord, pay one hundred (100%) percent of such costs of such maintenance, repairs and replacements.

         SECTION 5.03 USE OF COMMON AREAS. Landlord hereby grants to Tenant and Tenant's officers, agents, employees, patients, clients, customers and invitees, during the Term of this Lease,

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unless sooner terminated, the nonexclusive right to use, in common with others entitled by Landlord to use thereof, the Common Areas of the Shopping Center. Unless required by the City of Troy or any other governmental authority, Landlord agrees that it shall refrain from doing any act which shall materially and adversely impair, obstruct or otherwise be in derogation of Tenant's rights with respect to the Common Areas. Provided, however, that such use shall be subject to such reasonable rules and regulations as Landlord may establish and from time to time and uniformly enforce; that Landlord may in its reasonable discretion, temporarily close or prohibit use of any Common Area for maintenance or to prevent a public dedication; that Landlord may make changes to the Common Areas including, without limitation, exits, parking spaces, parking areas, and/or direction of traffic flow; that Landlord may increase or decrease the number of parking spaces, or change the size and configuration thereof; and that Landlord may construct additional buildings and structures on the Common Areas, from time to time, or remove buildings (except the Premises) from portions of the Shopping Center to create, reduce, enlarge or restructure the Common Areas. Landlord may (a) expand or contract the Shopping Center; (b) may create and sell any or all parcels or outlots; (c) split into separate parcels any part of the Shopping Center or overall development; and (d) may sell, mortgage, or lease such outlots, and parcels or otherwise deal with any outlots and parcels in any way and manner that the Landlord desires. Tenant shall comply with reasonable rules promulgated by Landlord from time to time. Tenant's employees shall park in areas designated for employee parking.

         SECTION 5.04 CARE OF PREMISES. Tenant shall at its sole cost and expense, (a) keep the entire Premises in good order, condition and repair of equal quality as existent on the Commencement Date, including all plumbing, electrical, heating, air conditioning, ventilating, water and sewer systems and equipment, doors, door frames, windows and window frames installed on or in the Premises, in a clean, sanitary, safe, properly repaired condition in accordance with all applicable laws and in accordance with all directions, rules, regulations, ordinances, statutes and orders of all governmental agencies, and the property offices thereof having jurisdiction over the Premises; (b) not perform any acts or carry on any practices which may injure the Shopping Center or be a nuisance or menace to other tenants in the Shopping Center; and (c) properly store, out of view of the public, and promptly and regularly, as directed by Landlord, in Landlord's sole and absolute discretion, remove from the Premises, all garbage, trash and rubbish. Tenant shall not dispose of any foreign substance in any plumbing facilities, adjoining or connecting sewer lines or mains, or use such facilities for any purpose other than that for which they were constructed; and the expense for any breakage, stoppage, damage or additional repair resulting therefrom and attributable to the acts of Tenant or its subtenants, concessionaires, licensees, invitees, agents, contractors, servants or employees, shall be borne by Tenant. Landlord agrees to cooperate and provide assistance to Tenant, at Tenant's sole cost and expense, in connection with Tenant obtaining all necessary certificates of occupancy, building permits, sign permits and variances in connection with Tenant's use of the Premises as set forth in Section 1.07 above. Tenant shall promptly reimburse Landlord for any costs incurred by Landlord in connection with the preceding sentence.

         SECTION 5.05 USE OF PREMISES. Tenant covenants and agrees to use the Premises only for the purposes specified in Section 1.07 above, in a high class and reputable manner, and shall not use the Premises for any purpose in violation of any law, ordinance, regulation, or building, use or zoning restriction. Tenant shall conduct its business completely within the Premises and shall allow no noise, odor or fumes to emanate from the Premises. Tenant hereby agrees to indemnify Landlord from and against any cost or expense incurred by Landlord of any nature whatsoever in connection with Tenant's breach of the preceding sentence and Landlord shall have all available remedies as provided for in this Lease, at law and at equity, in connection with such breach. Tenant shall be responsible for the installation and maintenance of all fire suppression equipment required to be in the Premises under applicable law. Tenant shall comply with all applicable federal, state and local laws pertaining to the Premises including, but not limited to, the Americans With Disabilities Act. Tenant shall be required to provide Landlord with advance notice of the hours it intends on keeping its business in the Premises open to the general public and advance notice of any change thereof. Tenant agrees that all receiving and delivery of goods and all removal of trash and garbage shall be made in areas designated by Landlord in Landlord's sole discretion. The cost of all trash removal and janitorial service to the Premises shall be paid for by Tenant. Tenant shall arrange for the regular pickup of such trash and garbage, the regularity of which shall be approved by Landlord, in Landlord's sole and absolute discretion. Landlord may direct the use of all pest extermination and scavenger contractors at such intervals as Landlord may require, in its reasonable discretion, the cost and expenses of which shall be borne by Tenant. Tenant covenants and agrees that alcoholic beverages will not be served on the Premises and agrees that it shall not apply for a liquor license of the Property without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Tenant shall not permit the operation of any vending machine or pay telephone at the Premises. Landlord makes no representation or warranty that the applicable zoning laws permit Tenant's intended use of the Premises and Tenant shall be required to conduct its own independent investigation of such laws and ordinances and make its own determination thereof on or before the date this Lease Agreement is signed by Tenant.

         SECTION 5.06 SIGNAGE AND ADVERTISING. Tenant shall not paint, decorate or affix any signs, awnings, lighting, or other materials to the exterior of the Premises or any portion of the Common Areas without Landlord's prior written consent; and Landlord shall have the right to remove, or demand and upon demand, Tenant shall promptly remove, any sign or other advertisement or decoration visible from Common Areas which, in Landlord's reasonable discretion is not in keeping with the standards of the Shopping Center. All signage shall comply with all applicable local ordinances. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to place one (1) exterior sign on the Shopping Center provided that Landlord shall have approved the location and design of such signage in advance, which approval shall not be unreasonably withheld. Landlord and Tenant acknowledge that the signage shown on Exhibit "D" has been approved by Landlord. Tenant acknowledges and agrees that Tenant shall not be entitled to place an exterior monument sign on or about the Common Areas.

         If Pylon Signage space becomes available and Landlord has not or does not intend to grant someone else the right to use such space, then Landlord will make Pylon Signage space available to the Tenant.

         SECTION 5.07 UTILITIES. Landlord agrees to provide the necessary mains and conduits in order that water and sewer facilities, gas (if available) and electricity will be available to the Premises, and Tenant agrees to promptly pay for its use of the same. Landlord shall not be liable in damages or otherwise should the furnishing of any services by it to the Premises be interrupted by fire, accident, riot, strike, act of God, or the making of necessary repairs or improvements or other causes beyond the reasonable control of Landlord.

         SECTION 5.08 ALTERATIONS TO PREMISES. No alteration, addition, improvement or decoration visible from the exterior of the Premises shall be made by Tenant without the prior written consent of Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to make interior, nonstructural alterations to the Premises which have a value of less than Twenty-Five Thousand and 00/100 ($25,000.00) Dollars without Landlord's prior written consent. However, Tenant shall be required to notify Landlord of such alterations within three (3) days of the completion of such alterations. All alterations, additions, improvements and fixtures (other than trade fixtures of Tenant) made by either of the parties hereto shall immediately become the property of Landlord and shall be considered as a part of the Premises.


                                   ARTICLE VI

                          INSURANCE AND INDEMNIFICATION


         SECTION 6.01 TENANT'S INSURANCE. Tenant shall at all times during the Term of this Lease, subsequent to the Delivery Date, keep in full force and effect, at its sole cost and expense, the following types and amounts of insurance:

                  A. Comprehensive public liability and property damage insurance and products liability insurance insuring against claims for personal injury, sickness, disease or death and property damage, in or about the Premises, including independent contractor coverage, with limits of public liability not less than Two Million ($2,000,000.00) Dollars per occurrence and limits of property damage liability of not less than One Million ($1,000,000.00) Dollars.

                  B. Fire and extended coverage insurance covering Tenant's personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, alterations, furniture, equipment and plate glass, against loss or damage by fire, windstorm, hail, explosion, riot, damage from aircraft and vehicles, smoke damage and vandalism and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements in an amount equal to the greater of the full replacement value or that required by Landlord's mortgagee from time to time, and including builder's risk coverage during the pendency of Tenant's Work prior to the Commencement Date.

                  C. If the nature of Tenant's use of the Premises requires that any or all of its employees be provided coverage under State Workers' Compensation Insurance or similar statutes, Tenant shall keep in force Workers' Compensation Insurance or similar statutory coverage containing statutorily prescribed limits.

         It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease. All of the foregoing insurance policies (with the exception for Workers' Compensation Insurance to the extent not available under statutory law) shall name Landlord and such other interested parties as Landlord shall from time to time designate as insured as their respective interests may appear, and shall provide that any loss shall be payable to Landlord and any other interested parties as Landlord shall designate. Tenant may provide the foregoing insurance under a blanket policy, provided that such blanket policy shall have an endorsement thereto to reflect the required coverage for Landlord and its designees. All insurance required hereunder shall be placed with companies licensed to do business in the State of Michigan and which companies are rated A:XII or better in "Best's Key Rating Guide." All such policies shall be written as primary policies, non-contributing with and in excess of coverage which Landlord may carry. Tenant shall deliver copies of such policies and all endorsements thereto, certified as true and complete by the issuer thereof, prior to the earlier of beginning its Tenant Work or the Delivery Date, together with evidence from the insurer that such policies are fully paid for, and that no cancellation, material change, non-renewal or lapse in coverage thereof shall be effective except upon thirty
(30) days prior written notice from the insurer to Landlord and its designees. If Tenant shall fail to procure and/or maintain said insurance, Landlord may, but shall not be obligated to do so, and without waiving any other rights under this Lease, procure and maintain any one or more portions of Tenant's required insurance policies, at the expenses of Tenant; and Tenant shall reimburse Landlord therefor within ten (10) days of invoice. Not more frequently than annually, Tenant shall increase the insurance limits above specified if Landlord so requests pursuant to the reasonable requirements of Landlord's mortgagee.

         SECTION 6.02 LANDLORD'S INSURANCE. Landlord shall maintain the following types and amounts of insurance during the Term of this Lease and during the pendency of its Landlord's Work:

                  A. Comprehensive public liability and property damage insurance and products liability insurance against claims for personal injury, sickness, disease or death and property damage, in or about the Shopping Center, including independent contractor coverage, with a combined single limitation of coverage in an amount not less than One Million ($1,000,000.00) Dollars, or with limits of public liability not less than Two Million ($2,000,000.00) Dollars per occurrence and limits of property damage liability of not less than One Million ($1,000,000.00) Dollars.

                  B. Fire and extended coverage insurance covering the Shopping Center (including without limitation, the Common Areas of unrented storerooms of the Shopping Center) against loss or damage by fire, windstorm, hail, explosion, riot, damage from aircraft and vehicles, smoke damage and vandalism and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements in an amount equal to the greater of the full replacement value or that required by Landlord's mortgagee from time to time, and including builder's risk coverage during the pendency of Landlord's Work prior to the Commencement Date.

         Landlord shall have the right and option, but shall not be obligated, to change, cancel, decrease or increase the foregoing insurance, or add additional forms of insurance, as required under this Section 6.02 only, as Landlord shall deem necessary or desirable in its reasonable discretion; and/or to obtain the foregoing forms of insurance directly and through umbrella policies or policies covering both the Shopping Center and other assets owned by Landlord.

         SECTION 6.03 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other and their respective agents and employees from any and all liability to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by or resulting from risks insured against under Sections 6.01 and 6.02 hereinabove, pursuant to insurance policies carried by the parties hereto and in force at the time of any such loss or damage; provided, however, that this release shall be applicable and in force and effect only to the extent of insurance proceeds actually received by the releasor from the pertinent insurance carrier, and only with respect to loss or damage occurring during such time as the releasor's policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that each will request its insurance carriers to include in its policies such a clause or endorsement, and will include such a clause only so long as it is includable without additional cost, or if additional cost is chargeable therefor, only so long as the other party pays such additional cost. Each party shall notify the other party of such cost, and the other party may pay such cost but shall not be obligated to do so.

         SECTION 6.04 HOLD HARMLESS AND INDEMNIFICATION.

                  A. Tenant hereby indemnities and holds Landlord harmless from and against any and all claims, demands, liabilities and expenses, including attorney's fees, arising from: (i) the negligence or willful misconduct of Tenant or its agents, employees or contractors; or (ii) any breach or default by Tenant of this Lease. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

                  B. Tenant covenants and agrees that Landlord shall not be liable to Tenant, or to any person or entity claiming any right through Tenant, as a consequence of the following, unless caused by the negligence or intentional or willful act of Landlord: (i) any accident, injury, death, loss or damage whatsoever to any person or to the property of any person, including the person and property of Tenant and its employees, agent, officers, patients, guests or as shall occur on the Premises and the sidewalks adjoining same, the pendency of

         Tenant's completion of its Tenant's Work specified in Section 3.01 hereinabove, and during the completion of any improvements, alterations or additions to the Premises as set forth in Section 5.08; (ii) any fires, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Shopping Center or accumulate thereon or therein, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever; (iii) any latent defect in the Premises not known to Landlord; and (iv) any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Shopping Center adjacent to or connected with the Premises or located in the Shopping Center.

                  C. Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, demands, liabilities and expenses, including attorney's fees, arising from: (i) the negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees; or (ii) any breach or default by Landlord of this Lease. In the event any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.


                                   ARTICLE VII

                             DESTRUCTION OF PREMISES


         SECTION 7.01 RECONSTRUCTION. Except as provided in Section 7.02 and
7.04 hereinbelow, if the Premises shall be damaged or destroyed in whole or in part by fire or other casualty or occurrence and Landlord shall have in force insurance with respect to such damage or destruction, then this Lease shall remain in full force and effect and Landlord shall repair the Premises, at its expense, provided that Landlord shall not be required to expend for such repair an amount in excess of the insurance proceeds recovered by Landlord or assigned to Landlord, net of any costs incurred by Landlord to so recover such insurance proceeds. The obligations of Landlord hereunder shall be limited to restoration of the Premises to the condition the Premises were in on the Delivery Date.

         SECTION 7.02 ELECTION TO TERMINATE. In the event there shall occur (a) damage or destruction to the Premises or Shopping Center in whole or in part which Landlord reasonably estimates will cost in excess of Fifty Thousand ($50,000.00) Dollars to repair and Landlord shall not have, by assignment or otherwise, insurance proceeds to compensate therefor, (b) damage or destruction to the Premises which constitutes thirty (30%) percent or more of the full replacement cost of the Premises, (c) damage or destruction to the Shopping Center which constitutes fifty (50%) percent or more of the full replacement cost of the Shopping Center, or (d) damage or destruction to the Premises shall occur during the last eighteen (18) months of this Lease or any extension thereof; then Landlord shall have the option to either repair and restore the Premises and/or Shopping Center, as the case may be, in accordance with Section
7.01 hereinabove or to terminate this Lease effective upon Landlord giving notice of such election in writing to Tenant or such later date specified in such notice, which notice shall be delivered within forty-five (45) days after the occurrence of such damage or destruction. All rent payable hereunder shall be prorated as of the effective date of any such termination.

         SECTION 7.03 ABATEMENT OF RENTAL. If the casualty, repairing or rebuilding of the Premises pursuant to Section 7.01 hereinabove shall render the Premises untenantable, in whole or in part, then, except as provided in Section
7.04 hereinbelow, and except in the event the casualty damage or destruction shall have been caused, whether all or in part, through the gross negligence or willful misconduct of Tenant or its subtenants, concessionaires, licensees, invitees, agents, contractors, servants or employees, a proportionate abatement of Minimum Rent shall be allowed from the date when the damage occurred until the date Landlord completes the repairs or rebuilding or, in the event Landlord elects to terminate this Lease, until the effective date of termination. Landlord shall be deemed to have completed the repairs at such time as Landlord shall have substantially completed its re-construction of Landlord's Work. The abatement of rent, if any, shall be computed on the basis of the ratio which the floor area of the Premises rendered untenantable bears to the entire floor area thereof. Other than the abatement referenced above, Tenant shall have no other rights to abate any amount payable under this Lease. Notwithstanding anything to the contrary contained in this Lease, in the event casualty to the Premises is caused by the negligent act of Tenant or Tenant's agents, employees or independent contractors, there shall be no abatement of any amount required to be paid by Landlord to Tenant under this Lease.

         SECTION 7.04 TENANT'S OBLIGATIONS UPON DESTRUCTION OF PREMISES. Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises or the Shopping Center. If Landlord is required or elects to repair or rebuild the Premises as provided in Sections 7.01 and 7.02 hereinabove, Tenant shall promptly repair or replace its trade fixtures, furnishings, equipment, personal property and leasehold improvements in a manner and to a condition equal to that existing prior to the damage or destruction. Further, in the event Tenant shall fail to adjust its own insurance or to remove its damaged goods, equipment or property forthwith after such casualty and, as a result thereof, the repairing or restoration of the Premises is delayed, there shall be no abatement of rental during the period of such resulting delay. If for any reason Premises are not habitable for 180 consecutive days, Tenant can terminate this Lease.


                                  ARTICLE VIII

                                 EMINENT DOMAIN


         SECTION 8.01 TOTAL CONDEMNATION OF PREMISES. In the event that the whole of the Premises shall be taken in any proceeding by public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes, then the term of this Lease shall cease and terminate as of the later of (a) the date of title vesting in such public authorities, or (b) the date such public authority shall obtain a writ of restitution against Tenant, and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord nor the condemning authority for the value of any unexpired term of this Lease. Whenever there is a reference in this Lease to a taking by public authority, such reference shall be deemed in each case to include a purchase and sale in lieu of such a taking.

         SECTION 8.02 PARTIAL CONDEMNATION OF PREMISES. In the event that more than twenty (20%) percent of the floor area of the Premises or more than sixty (60%) percent of the Common Areas of the Shopping Center shall be taken as hereinabove described, then either party shall have the option of terminating this Lease by notifying the other in writing on or before the date of such taking, and upon such notice being given, the condemnation shall be treated as a total condemnation pursuant to Section 8.01 hereinabove. In the event that more than twenty-five (25%) percent of the total square footage of the Shopping Center leased to other tenants of the Shopping Center shall be taken as hereinabove described, then Landlord shall have the option of terminating this Lease by notifying Tenant in writing of its election so to do on or before the date of such taking and upon such notice being given, the condemnation shall be treated as a total condemnation pursuant to Section 8.01 hereinabove. In the event that only a portion of the floor area of the Premises shall be taken as hereinabove described and this Lease is not or cannot be terminated pursuant to the provisions of this Section 8.01, then Landlord shall, at its sole cost and expense, restore the remaining portion of the Premises to the extent necessary to render it suitable for the purposes for which it was leased, provided that such work shall not exceed the scope of Landlord's Work. If this Lease shall not be terminated as herein provided, this Lease shall continue for the balance of its term as to the part of the Premises remaining, without any reduction or abatement of or effect upon the term hereof of the liability of Tenant to pay in full any amount under this Lease, except that the fixed Minimum Rent to be paid by Tenant after such taking for the Premises shall be reduced pro rata in the proportion which the floor area of the Premises remaining after any restoration and repair bears to the entire floor area of the Premises immediately prior to such taking.

         SECTION 8.03 DISTRIBUTION OF AWARD. All compensation awarded or paid upon a total or partial taking of the Premises shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any award made to Tenant for depreciation to, and cost of removal of, merchandise and trade fixtures, to the extent such fixtures were paid for and installed by Tenant.

                                   ARTICLE IX

                 EXCULPATION OF LANDLORD AND MORTGAGE PROTECTION


         SECTION 9.01 MORTGAGE PROTECTION. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, Tenant shall give prompt written notice thereof to Landlord. In addition, Tenant shall, by registered mail, give a copy of any such notice served upon Landlord to any mortgagee and/or trust deed holders having an interest in the Shopping Center; provided that Tenant shall only be required to give such notice to the said mortgagees and/or trust deed holders if Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such claimed failure of performance within a reasonable time following Landlord's receipt of such notice (which time period shall not be less than thirty (30) days), then the mortgagee and/or trust deed holder shall have an additional period of thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, provided that any such mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such failure of performance by Landlord, including but not limited to the institution of foreclosure proceedings. Tenant shall take no action to terminate this Lease, whether through notice or the institution of legal proceedings in the event Landlord or any such mortgagee or trust deed holder shall have cured such failure of performance or shall be diligently pursuing the same as aforesaid.

         SECTION 9.02 EXCULPATION OF LANDLORD. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Shopping Center, whatever that interest may be, and out of the rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Shopping Center. Tenant, its successors and assigns hereby waive all rights to proceed against the officers, shareholders, or directors of Landlord. The term "Landlord" as used in this section, shall mean only the owner or owners at the time in question of the fee title and in the event of any transfer of such title, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid be binding on Landlord and on Landlord's successors and assigns, only during their respective periods of ownership. Landlord may, at any time, assign this Lease to a third party and upon such assignment shall be relieved of all liability from and after the date of such assignment.

                                    ARTICLE X

                        TENANT'S BANKRUPTCY OR INSOLVENCY


         SECTION 10.01 CONDITIONS TO THE ASSUMPTION AND ASSIGNMENT OF THE LEASE UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. Tenant hereby acknowledges that the Premises are within a "Shopping Center" as such term is used in the Bankruptcy Code, Section 365, 11 U.S.C. 365. In the event that Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of
Section 10.02 and Section 10.03 hereof are satisfied. If such Trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall immediately thereupon be entitled to possession of the Premises without further obligation to Tenant or Trustee, and this Lease shall be cancelled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

         SECTION 10.02 CONDITIONS TO THE ASSUMPTION OF THE LEASE IN BANKRUPTCY PROCEEDINGS.


                  A. In the event that a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 or 13 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 under the Bankruptcy Code and is transferred to Chapter 11 or 13, the Trustee or the Tenant, as Debtor-In-Possession, must elect to assume the Lease within one hundred twenty (120) days from the date of the filing of the Petition under Chapter 11 or 13, or the Trustee or Debtor-In-Possession shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-In-Possession to assume this Lease, whether under Chapter 7, 11, or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceedings of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

                           1. The Trustee or the Debtor-In-Possession has
                  provided Landlord with adequate assurance of the future performance of each of Tenant's, Trustee's or Debtor-In-Possession's obligations under the Lease, which shall include without limitation, that the Trustee or Debtor-In-Possession shall deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' rent and other monetary charges accruing under this Lease.

                           2. The assumption (and any contemplated assignment)
                  of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Shopping Center.

                  B. For purposes of this Section 10.02, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance" shall mean that the Trustee or the Debtor-In-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-In-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease.

         SECTION 10.03 CONDITIONS TO THE ASSIGNMENT OF THE LEASE IN BANKRUPTCY PROCEEDINGS. If the Trustee or Debtor-In-Possession has assumed the Lease pursuant to the terms and provisions of Section 10.01 or Section 10.02 hereinabove, for the purpose of assigning (or elects to assign) the Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Section 10.03 of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

         For purposes of this Section 10.03, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance of future performance" shall mean, in addition to the adequate assurances set forth in Bankruptcy Code Section 365, that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

                  A. The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of the Tenant's obligations under this Lease;

                  B. The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of credit worthiness;

                  C. The Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment; and

                  D. The assignment of the Lease will not breach any provisions in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Shopping Center.

         SECTION 10.04 USE AND OCCUPANCY CHARGES. When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the Minimum Rent as defined in this Lease and other monetary obligations of Tenant pursuant to Sections 1.05, 1.06 and 1.07 hereinabove for the payment of maintenance, common area charges, real estate taxes, merchants' association dues, insurance and similar charges.

         SECTION 10.05 TENANT'S INTEREST NOT TRANSFERABLE BY VIRTUE OF STATE INSOLVENCY LAW WITHOUT LANDLORD'S CONSENT. Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receive, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant ("state law") unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

         SECTION 10.06 LANDLORD'S OPTION TO TERMINATE UPON INSOLVENCY OF TENANT UNDER STATE INSOLVENCY LAW OR UPON FEDERAL BANKRUPTCY ACT. In the event the estate of Tenant created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under the laws of any state having jurisdiction ("state law"), or if a Receiver or Trustee of the property of Tenant or guarantor shall be appointed under state law by reason of Tenant's failure or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's property for the benefit of creditors under state law; then and in such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.


                                   ARTICLE XI

                                DEFAULT OF TENANT


         SECTION 11.01 DEFAULT. The occurrence of any of the following shall constitute an event of default by Tenant hereunder:

                  A. Delinquency in the payment of rent or any other amount payable by Tenant under this Lease, or any part thereof, for a period of five (5) days after the due date. The Landlord agrees not to seek any remedy described in 11.02 or 11.03 unless the Landlord shall have first provided Tenant within five (5) days written notice of nonpayment of rent.

                  B. Delinquency by Tenant in the performance or compliance with any of the terms, covenants or agreements to be performed under this Lease, other than those described in the foregoing Section 11.01A, and failure to rectify or remove said default(s) immediately, in the event Tenant's Insurance pursuant to Section 6.01 hereinabove shall lapse, or a Mechanic's Lien shall be filed against the Shopping Center and to be discharged within ten (10) days of notice thereof as provided in
         Section 16.01 hereinbelow, or within fifteen (15) days after written notice of any other such default has been given to Tenant. Notwithstanding the foregoing, in the event that the nature of the default under this Section

         11.01B is such that it cannot be cured within said fifteen (15) day period and Tenant has commenced cure of such default within said fifteen (15) day period and proceeds to diligently cure such default within thirty (30) days of Tenant's notice of such default, the Landlord's rights and remedies as set forth in this Section 11 shall be inapplicable. A breach by Tenant under Section 3.02L and/or M of the Lease shall not be deemed to provide Tenant with the cure period provided in this Section 11.01B.

                  C. Filing by Tenant in any court pursuant to any federal or state statute or a petition in bankruptcy or insolvency, or for reorganization or rearrangement, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or any assignment of the property of Tenant for the benefit of creditors.

                  D. Filing against Tenant in any court pursuant to any federal or state statute of a petition in bankruptcy or insolvency, or for reorganization or rearrangement, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, unless such proceeding against Tenant shall have been dismissed within sixty (60) days after commencement.

                  E. Abandonment, vacation or desertion of the Premises. Failure to remain open for business to the general public for in excess of ten
         (10) consecutive full business days during any six (6) month period, except during such time as Tenant shall be prevented from doing so because of fire or similar casualty.

                  F. Assignment or encumbrance of this Lease or subletting of the Premises other than in accordance with the terms of this Lease if such default is not cured within fifteen (15) days after written notice of such default has been mailed or delivered to Tenant by Landlord.

         SECTION 11.02 RIGHT TO RE-ENTER. Upon default, Landlord shall have the immediate right to bring an action to re-enter and may remove all persons and property within the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, in accordance with a court order. All of the rights and remedies of Landlord under this Lease are cumulative and shall be in addition to any other rights or remedies accorded Landlord by law.

         SECTION 11.03 RIGHT TO RELET. Should Landlord elect to re-enter, or take possession by summary proceedings or other appropriate legal action or proceedings, or pursuant to notice provided for by law, it may either terminate this Lease or from time to time, without terminating this Lease, make such alterations and repairs necessary to relet, and relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, all rentals and other sums received by Landlord shall be applied (a) to the payment of any indebtedness other than rent due; (b) to the payment of any costs and expenses of reletting, including brokerage and attorneys' fees, and costs of alterations and repairs; (c) to the payment of rent and other charges due and unpaid hereunder;
(d) the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable. If such rentals and other sums received from reletting are less than that to be paid by Tenant, Tenant shall immediately pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises or acceptance of the keys to said premises by Landlord shall be construed as an election to terminate this Lease unless written notice of such intention be given to Tenant or unless the termination be decreed by a court of competent jurisdiction. Notwithstanding reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any previous breach. Should Landlord terminate this Lease for any breach, in addition to other remedies, it may recover all damages incurred by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' fees and the present worth at termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term and all such amounts shall be immediately due and payable. Such present worth shall be computed by discounting the excess to the date of termination at the rate of five (5%) percent per annum. In determining the then reasonable rental value of the Premises, if the Premises or any part is relet for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages, the amount of rent reserved in such reletting shall be prima facie evidence of such rental value for the part of the whole of the Premises so relet. Should this Lease, at any time, be terminated under the terms and conditions hereof, or in any other way, Tenant shall immediately surrender and deliver the premises and property peaceably to Landlord.

         SECTION 11.04 CURING OF TENANT'S DEFAULT. Notwithstanding anything herein contained to the contrary, if Tenant shall be in default in the performance of any of the terms or provisions of this Lease and Landlord gives notice in writing to Tenant of such default specifying the nature thereof, and Tenant fails to cure the default within the time provided or immediately if an emergency exists, then Landlord may, in addition to its other remedies, cure such default at the cost and expense of Tenant and the sums so expended by Landlord shall be deemed to be Additional Rent and shall be paid by Tenant on the day when Minimum Rent shall next become due together with interest on such amounts at the rate of twelve (12%) percent per annum.

         SECTION 11.05 LEGAL EXPENSES. Tenant shall pay to Landlord all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Landlord for the recovery of any rent, arising out of any breach by Tenant of the terms and provisions of this Lease and/or in the case suit shall be brought for recovery of possession of the Premises.

         SECTION 11.06 WAIVER OF LIEN. Landlord hereby waives any contractual statutory or other Landlord's lien on Tenant's furniture, fixtures, supplies, equipment and inventory.

                                   ARTICLE XII

                                 ACCESS BY OWNER


         SECTION 12.01 RIGHT OF ENTRY. Landlord shall have the right to install, maintain, use, repair and replace pipes, ducts, wires and conduits leading through the Premises in locations which will not materially interfere with Tenant's use of Premises and serving other parts of the Shopping Center. Landlord or its agents shall have the right to enter the Premises at all reasonable times to examine it, upon reasonable advance written notice, show it to prospective lenders, purchasers or lessees, or to make decorations, repairs, alterations, improvements, or additions as Landlord may deem necessary or desirable provided that such activity does not unreasonably interfere with Tenant's business or jeopardize security. Landlord shall be allowed to take material into the Premises without constituting an eviction of Tenant in whole or in part and the rent reserved shall not be abated. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility, or liability for the care, supervision, or repair of the Premises other than as herein provided.


                                  ARTICLE XIII

                       SURRENDER OF PREMISES, HOLDING OVER


         SECTION 13.01 SURRENDER OF PREMISES. On or before the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord the Premises, (a) broom clean, with all of Tenant's alterations, additions, improvements and fixtures which Tenant is required to leave upon the Premises at the expiration of the Lease pursuant to Section 5.08 hereinabove in good order and condition (excepting reasonable wear and tear occurring after the last necessary maintenance of Tenant and/or destruction to the Premises described in
Article VIII hereof); (b) free of all alterations, additions, improvements or fixtures that Tenant has the right to remove or is obligated to remove pursuant to Section 5.08 hereinabove, which Tenant shall remove on or before the expiration or earlier termination of this Lease and (c) and Tenant shall repair any damage to the Premises caused by Tenant's removal of its alterations, additions and improvements, restoring the Premises to the condition existent prior to Tenant's installation of such alterations, additions and improvements. All such property which is not so removed within such period shall be deemed to have been abandoned by Tenant, may be retained by Landlord as its property or removed and disposed of in such manner as Landlord may see fit, and Tenant shall be liable to Landlord for any and all costs and expenses incurred in connection with any such removal and disposal, including court costs, attorneys' fees and storage charges for such property.

         SECTION 13.02 HOLDING OVER. Any holding over after the expiration of the Term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month at one and one-quarter (1.25) times the Minimum Rent herein reserved (including Additional Rent monthly averaged in the most recently preceding twelve (12) month period) and on the terms and conditions herein set forth.


                                   ARTICLE XIV

                            ASSIGNMENT AND SUBLETTING


         SECTION 14.01 CONSENT REQUIRED. Tenant shall not by operation of law, voluntarily or involuntarily sell, assign, mortgage, pledge or encumber this Lease or in any manner transfer this Lease or any interest in this Lease, nor sublet or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent Landlord shall not unreasonably withhold subject to Section 16.17 below. If this Lease is assigned, or if the Premises or any part thereof is sublet, or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of the covenants in this Lease. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. If Tenant or Tenant's guarantor is a partnership, limited partnership, corporation or other joint venture or association, an assignment of Tenant's interest in this Lease shall also include the dissolution, merger, consolidation or other reorganization of Tenant or Tenant's guarantor, the sale or other transfer of fifty (50%) percent or more of the voting power or equity interest of Tenant or Tenant's guarantor, or the sale of fifty (50%) percent or more of the value of Tenant's or Tenant's guarantor's property. In the event Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord's reasonable costs and expenses, including attorneys' fees associated with Landlord's review of Tenant's potential assignee or sublessee and the processing of documents necessary or desirable, in Landlord's discretion to the granting of such consent. Tenant shall submit all requests for an assignment or sublease in writing with sufficient information for Landlord to make an informed decision as to the qualifications of the proposed assignee/sublessee and Landlord shall not be under any obligation to render its decision until Landlord, in its sole discretion, has sufficient information. In the event of a permitted sublease hereunder, any rent to be paid by any subtenant to Tenant, as sublessor, in excess of the rental payments due hereunder, shall belong and be paid over to Landlord. It is expressly understood and agreed that in the event any options or rights to renew or extend this Lease are concurrently or hereafter granted by Landlord to Tenant, such option or right shall be personal to Tenant and shall, in the event of any assignment or sublease of this Lease, whether or not permitted by Landlord, immediately terminate and be of no further force and effect. Landlord reserves the right, as a condition to granting its consent to assign or sublet this Lease, to increase the Minimum Rent payable hereunder to an amount equal to the rent then being charged by Landlord to new tenants in substantially comparable premises in the Shopping Center. Landlord shall not be obligated to provide its consent to such assignment or subletting in the event that there are then vacant leasable premises in the Shopping Center, suitable, in Landlord's reasonable discretion, for Tenant's proposed assignee or subtenant.

         SECTION 14.02 MERGER/SALE OF ASSETS. Notwithstanding the foregoing, Tenant may assign this Lease in connection with a merger of the Tenant, or, a sale by the Tenant of substantially all of its assets to a third party. The terms of Section 14.01 shall not apply to any assignment of this Lease under this Section 14.02.


                                   ARTICLE XV

                      OFFSET, ATTORNMENT AND SUBORDINATION


         SECTION 15.01 OFFSET STATEMENT. Within ten (10) days after request by Landlord at any time or times, Tenant shall execute in recordable form and deliver to Landlord a statement, in writing, certifying (a) that this Lease is in full force and effect, (b) the date of Commencement Date of this Lease, (c) that rent is paid currently without any offset or defense thereto, (d) the amount of rent, if any, paid in advance, and (e) that there are no uncured defaults by Landlord or stating those defaults claimed by Tenant with specificity.

         SECTION 15.02 ATTORNMENT. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises, or in the event any proceedings are brought for the foreclosure of such interest or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, or for the eviction of Landlord under any underlying lease by Landlord, attorn to the purchaser-transferee and recognize such purchaser-transferee or lessor as the Landlord under this Lease, notwithstanding the fact that this Lease may terminate upon the termination of Landlord's interest. Such attornment shall be self-operative upon demand without the execution or delivery of any further instrument by Tenant; however, no such attornment (except in the event of the sale for value of the Premises) shall cause such subsequent Landlord to be liable for any act or omission of Landlord or subject it to any offsets or defenses against Landlord or bind it for any rent which Tenant may have paid in advance to Landlord.

         SECTION 15.03 SUBORDINATION. Tenant hereby agrees that this Lease is and shall be subject and subordinate at all times to any and all present and future ground or underlying leases, leasehold mortgages, mortgages and building loan mortgagees, and management contracts affecting Landlord's interest in the Premises and on the land and buildings including the Shopping Center of which the Premises are a part or upon any buildings or other improvements hereafter placed upon the land of which the Premises form a part. Tenant also covenants and agrees that any mortgagee, overriding or ground lessor or management contractee may elect to treat this Lease as prior in time to its interest in the Shopping Center, and in the event of such election and upon notification to Tenant to that effect, this Lease shall thereupon be deemed so prior, whether this Lease is, in fact, dated prior or subsequent to the date of such other interest. Notwithstanding the foregoing, as long as Tenant is not in default under the terms of this lease, Landlord agrees that Tenant's leasehold interest will not be disturbed by any party to whom Tenant has subordinated its interest in this lease.

         SECTION 15.04 ACKNOWLEDGMENTS BY TENANT. Tenant hereby covenants and agrees to execute and deliver upon demand such documents and instruments as may be required to carry out the intentions of this Article XV, and in the event of Tenant's failure to execute and deliver any such documents or instruments within twenty (20) days after requested by Landlord, Tenant shall be liable to Landlord for any and all damages, costs and expenses associated with and/or arising out of such failure or refusal.

         SECTION 15.05 TENANT FINANCING. Tenant shall have the right from time to time during the term of this Lease to grant and assign a mortgage or other security interest in Tenant's interest in this Lease and all of Tenant's property contained in the Premises to Tenant's lenders in connection with Tenant's financing arrangements. Notwithstanding anything to the contrary contained in the preceding sentence, Tenant shall be required to provide Landlord with advance notice of any such arrangement and Landlord shall have the right to disapprove of any proposed assignment or other security interest in Tenant's interest in this Lease. Landlord shall also have the right to disapprove all documents in connection therewith, including, but not limited to, any documents which will be recorded against the Shopping Center and/or Premises and Landlord hereby reserves the right to request reasonable changes thereto as a condition precedent to Landlord's approval.

         SECTION 15.06 ESTOPPEL LETTER. Provided that Tenant is not in default under the terms of this Lease, from time to time but not more than once a year, Landlord shall, upon request of Tenant, execute, acknowledge and deliver an instrument, stating, if the same be true, that to the best of the "then current knowledge of Landlord," this Lease is a true and exact copy of this Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant or Landlord, as the case may be, to be performed, and that as of such date no default has been declared hereunder by Landlord or Tenant or if a default has been declared, such instrument shall specify same. Such instrument will be executed by Landlord and delivered to the requesting party within forty-five (45) days.

                                   ARTICLE XVI

                                  MISCELLANEOUS


         SECTION 16.01 LIENS. In the event mechanic's lien(s) shall be filed against the Premises or Tenant's interest as a result of the work undertaken by Tenant, Tenant shall, within ten (10) days after receipt of notice, discharge such lien(s) by payment of the indebtedness or by filing a bond (as provided by statute) as security therefor. Tenant agrees to indemnify Landlord for any costs or expenses Landlord incurs as a result of Tenant's breach of this Section. In the event Tenant shall fail to discharge such lien, Landlord shall have the right (but is not obligated) to discharge by films, such bond, and Tenant shall pay the cost of the bond to Landlord as Additional Rent upon the first days that rent shall be next due thereunder, or if no rent is due, then within five (5) days following Landlord's request therefor.

         SECTION 16.02 LATE PAYMENT. If Tenant fails to pay any monthly installment of the Minimum Rent, or any other monies payable to Landlord hereunder on or before five (5) days after the date due, then Tenant shall immediately, without demand therefor, pay to Landlord a service charge of five (5%) percent of the amount of any such late payment, but not less than Fifty and 00/100 ($50.00) Dollars (the "Service Charge"). The Service Charge is in addition to and not in limitation of any other remedy or right provided herein, and is intended to compensate Landlord for its fairly estimated additional administrative expenses associated with monitoring, receiving, recording, accounting, administering and otherwise handling delinquent payments. The Service Charge is not intended and shall not be deemed or construed as an unenforceable penalty.

                  A. INTEREST. If Tenant neglects or fails to pay any amount payable under this Lease when due, Tenant shall pay interest on the unpaid balance at the annual rate of: (i) twelve (12%) percent.

                  B. RETURNED CHECK CHARGE. In the event any check or draft tendered in payment of any monies due hereunder is dishonored for any reason and returned unpaid by the drawee bank, Tenant shall, immediately, without demand therefor, pay to Landlord a returned check charge of Twenty-Five ($25.00) Dollars ("Returned Check Charge"), and thereafter, Landlord may require Tenant to make all future rental and other payments with certified funds only (i.e., Money Order, Certified or Cashier's Check).

                  C. APPLICATION OF PAYMENTS. Landlord may apply all or any part of the subsequent payments of Minimum Rent to any accrued and unpaid Service Charges, Returned Check Charges, or interest charges. Landlord shall have no obligation to accept less than the full amount of monthly installments plus Service Charges, Returned Check Charges and interest charges thereon, if any, and of all other charges hereunder which are due and owing by Tenant to Landlord. If Landlord shall accept less than the full amount owing, Landlord may apply the sums received toward any of Tenant's obligations at

         Landlord's discretion, but acceptance of partial payment shall not be deemed as satisfaction of Tenant's obligations.

                  D. CUMULATIVE CHARGES. The Service Charge and Returned Check Charge, and interest on overdue payments are separate and cumulative remedies, and in addition to each other and all other remedies provided herein.

         SECTION 16.03 RECORDING. Tenant shall not record this Lease. In the event Tenant shall violate the provisions of this Section 16.03, Landlord shall have the right and option at any time after learning of said violation to declare this Lease null and void and in such event Landlord shall have all of the remedies provided in Article XI hereinabove. Landlord agrees that Tenant shall be entitled to record a Memorandum of Lease in a form acceptable to Landlord.

         SECTION 16.04 GARBAGE CONTAINERS. Tenant agrees to supply, pay for and maintain its own garbage container(s), with the minimum pickup schedule to maintain a clean and orderly area. Notwithstanding the foregoing, if Landlord elects to provide garbage containers and/or pickup service, then Tenant agrees to pay for its proportionate share of the cost of such containers and/or service. All garbage containers shall be kept covered and shall be kept in such locations as Landlord may designate.

         SECTION 16.05 TAXES ON LEASEHOLD. Tenant shall be responsible for and shall pay before delinquency all municipal, county, or state taxes, assessments, or other charges levied, assessed or charged during the term of this Lease against any leasehold interest or improvement or personal property of any kind affecting the Premises. If any such amounts are levied against Landlord or Landlord's property, or if the assessed value of the Shopping Center or other improvements on the real estate is increased by the inclusion of a value placed on such items, Tenant, on demand, shall immediately reimburse Landlord for the amount of taxes so levied against Landlord or the portion of the taxes of Landlord resulting from such increase.

         SECTION 16.06 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent or any other amounts due hereunder shall be deemed to be other than on account of the earliest rent and/or other amounts due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment under this Lease be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to its right to recover the balance of the amount due hereunder or pursue any other remedy; and Landlord shall have the sole right and option to apply any sum of money received from Tenant to any monetary obligation of Tenant to Landlord without regard to the order in which any such sum became due to Landlord and without regard to any statement of Tenant on or accompanying such payment as to Tenant's proposed or demanded application thereof.

         SECTION 16.07 WAIVER. No default in the payment of rent or any other amount set forth herein, nor the failure of Landlord to enforce the provisions of this Lease upon any default by Tenant shall be construed as creating a custom of deferring payment or as modifying in any way the terms of this Lease or as a waiver of Landlord's right to terminate or cancel, or otherwise to enforce the provisions hereof. Failure by Landlord to assess or collect any portion of Additional Rent due by Tenant to Landlord pursuant to
Section 4.02 hereinabove at the time same shall become due on any one or more occasion shall not constitute a waiver or subsequent waiver of the right of Landlord to collect such Additional Rent at any time thereafter. No express waiver by Landlord of any provision, condition, or term shall affect any other than the provision, condition or term specified, and then only as specifically stated, and shall not be deemed to imply or constitute a subsequent waiver of such provisions, condition or term. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord unless in writing by Landlord. It is expressly agreed that time shall be of the essence of this Agreement.

         SECTION 16.08 REAL ESTATE BROKERS. The parties acknowledge and agree that a commission on this transaction will be paid by Landlord to Friedman Real Estate Group. Each party hereto represents that it has had no dealings with any other real estate brokers, finder or other person with respect to this Lease in any manner whose commissions or fees, if any, shall be payable by Landlord (and not by Tenant) in accordance with the provisions of a separate commission contract. Each party hereto shall indemnify and hold the other party harmless from all damages resulting from any claims which may be asserted against the other party by any other brokers, finder or other person with whom the other party has or purportedly has dealt.

         SECTION 16.09 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Michigan. The unenforceability, invalidity or illegality of any term or provision of this Lease shall not render any other term or provision unenforceable, invalid or illegal. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable in any manner, the remaining provisions of this Lease shall nonetheless continue in full force and effect without being impaired or invalidated in any way. In addition, if any provision of this Lease may be modified by a court of competent jurisdiction such that it may be enforced, then said provision shall be so modified and as modified shall be fully enforced.

         SECTION 16.10 ENTIRE AGREEMENT. Except as otherwise stated herein, this Lease contains the entire understanding of the parties hereto with respect to the subject matter contained herein, supersedes all prior and contemporaneous agreements, understandings and negotiations; and no parol evidence of prior or contemporaneous agreements, understandings and negotiations shall govern or be used to construe or modify this Lease. No modification or alteration hereof shall be deemed effective unless in writing and signed by the parties hereto.

         SECTION 16.11 NOTICES. Any notice or communication permitted or required hereunder shall be made by letter either sent by certified mail with a return receipt requested, or by personal delivery, (a) to Landlord at the address stated in Section 1.09 hereinabove and/or such other address as Landlord shall provide Tenant, or (b) to Tenant at its addresses first above written. Any written notice sent by mail shall be deemed to have been served as of the next regular day for the delivery of mail after the date it was mailed in accordance with the preceding sentence.

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

         SECTION 16.12 EXECUTION OF LEASE. If either party hereto is a partnership, limited partnership, corporation or other joint venture or association, the individual(s) executing this Lease on behalf of such entity warrants and represents that such entity is validly organized and existing and authorized to do business under the laws of the State of Michigan, that the form of entity is as set forth in the introductory paragraph of this Lease and the acknowledgments at the end of this Lease, that the entity has full power and lawful authority to enter into this Lease in the manner and form herein set forth, and that the execution of this Lease by such individual(s) is proper and sufficient to legally bind such entity in accordance with the terms and conditions hereof. If Tenant consists of more than one person or entity, then the obligations imposed on Tenant shall be joint and several.

         SECTION 16.13 CAPTIONS AND SECTION NUMBERS. The table of contents, captions, article numbers, and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such articles or sections.

         SECTION 16.14 INTENT OF THE PARTIES - NET LEASE. It is the intent of the parties hereto that this Lease shall be a Net Lease with Landlord incurring no obligation, monetary or otherwise, which is not specifically and expressly provided for in this Lease.

         SECTION 16.15 ADVICE OF COUNSEL. The advice of legal counsel has been obtained by each of the parties to this Lease prior to the signing of this Lease and the undersigned have executed this Lease voluntarily and for reasons of their own and in so doing do not and have not relied upon any statement of any person or entity affiliated with or related to any party hereto as to the legal sufficiency, legal effect or tax consequences or this Lease.

         SECTION 16.16 ENVIRONMENTAL LAWS. Tenant, its agents, employees, sublessees or assignees, shall not do, or cause to be done any work or activity on the Premises, which may cause the Premises, the Shopping Center, or any parts thereof, to be in violation of any federal, estate or local environmental health or safety statute, ordinance, rules, regulation, order or decree, relating to the environment, or imposing liability or standards concerning or in connection with hazardous, dangerous or toxic materials, waste or substances, including any common law theories based on nuisance, negligence or strict liability (the "environmental laws"). Tenant shall defend and indemnify Landlord from and against any losses, claims, damages, penalties, liabilities, costs (including clean-up costs) and expenses (including reasonable attorneys' fees) resulting from Tenant's, its agents, employees, sublessees or assignees breach or violation of any such environmental laws. Landlord shall defend and indemnify Tenant from and against any losses, claims, damages, penalties, liabilities, costs (including clean up costs) and expenses (including reasonable attorneys fees) resulting from Landlord, its agent or employees' breach of any environmental laws.

         SECTION 16.17 CONSENT. Wherever in this Lease Landlord or Tenant is required to give its consent or approval, such consent or approval shall not be unreasonably withheld, conditioned or delayed except in instances where Landlord is precluded from acting in a reasonable manner in order to satisfy the requirements of any governmental requirements.


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

         SECTION 16.18 ADDITIONAL RULES AND REGULATIONS. Tenant acknowledges the following Shopping Center Regulations which Landlord may change or modify from time to time and Tenant agrees to abide by such Regulations.

                  (1) All storefront signs will be fully illuminated from one-half (1/2) hour before dusk until 10:30 p.m. or later each and every day unless prevented from doing so by loss of power, fire, or other casualty. The electrical power source and method of activation of turn on and turn off of all store front signage shall be determined by the Landlord in the exercise of its reasonable judgment.

                  (2) To display no merchandise and solicit no business outside the Demised Premises nor in any way obstruct the sidewalks adjacent thereto, and not to burn or place garbage, rubbish, trash, merchandise, containers, or other incidentals outside the Demised Premises. In the event that Tenant, its agents, employees or those claiming or holding under Tenant, place merchandise, rubbish, refuse or other articles outside the Demised Premises, Landlord may cause the same to be removed, and Tenant shall pay the cost of such removal to Landlord, upon demand. In the event of a dispute over Tenant's responsibility for such merchandise, rubbish, refuse or other articles at any time during the construction of the Demised Premises or the balance of the term of this Lease, the decision of Landlord shall be binding upon Tenant.

                  (3) To load or unload all merchandise, supplies, fixtures, equipment and furniture and to cause the collection of rubbish only through the rear service door of the Demised Premises, unless the Demised Premises have no such service door.

                  (4) Not to injure the Demised Premises, and to prevent the Demised Premises from being used in any way which will injure the reputation of the same or of the Shopping Center, or which may be a nuisance, annoyance, inconvenience or damage to the other Tenants of the Shopping Center or owners or tenants of neighboring buildings.

                  (5) To keep the Demised Premises, at all times, in a clean, attractive, careful, safe and proper manner, free and clear from rubbish and dirt, to keep the outside sidewalk and curb areas adjoining the Demised Premises clean of debris, not to cause the Demised Premises or Common Areas to be in other than a clean and sanitary condition.

                  (6) To erect no antenna, wiring or aerials upon the roof of the Demised Premises or the building of which they are a part, without the prior written consent of Landlord.

                  (7) Not to install any used or second-hand fixtures, display cases, racks or equipment in or about the Demised Premises without the prior written approval of Landlord; to store or stock in the Demised Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail from the Demised Premises; and to use for office, clerical


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

         or other non-selling purposes only such space in the Demised Premises as is reasonably required for Tenant's business therein.

                  (8) Not to operate, without the prior written consent of Landlord, any coin or token operated vending machine, or similar device for the sale of any goods, wares, merchandise, food, beverages, or services, including but not limited to pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, food, candy, cigarettes, or other commodities. But this paragraph shall not preclude Tenant from operating an automatic teller machine.

                  (9) To adequately heat and air condition the Demised Premises at all times, whether or not Tenant is open for Business.

                  (10) To use any trash collection facilities or services which Landlord may from time to time provide, and to pay the reasonable cost thereof within ten (10) days after being billed therefor. The basis for computing Tenant's share of the cost of such trash collection shall be determined by Landlord in the exercise of its reasonable judgment.

                  (11) Not to permit any noise or disorders in the Demised Premises which are objected to by Landlord or any Tenant or occupant of the Shopping Center, and to allow Landlord, at its sole discretion, to hire a security guard to control general disruptions in and about the Demised Premises, and to charge whatever Tenant it deems appropriate for such expense.

                  (12) To install and maintain at its own expense, fire extinguisher and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof, and by any insurance underwriters who are insuring the building where the Demised Premises are located, and to further comply with any and all requirements of the insurance underwriters insuring the Demised Premises.

                  (13) Tenant shall use, at Tenant's cost, such pest extermination at such intervals as may be required to maintain the Premises in a sanitary condition, and upon written notice from Landlord, Tenant shall provide Landlord with a copy of Tenant's pest control contract.

                  (14) Tenant shall not house domesticated pets i.e., cats, dogs, etc., in or about their Demised Premises at anytime unless said animals are accompanied by the handicapped as required by law.

         SECTION 16.19 MERCHANTS' ASSOCIATION. If a majority of tenants in the Shopping Center shall determine that it is in the best interests of the Shopping Center, Tenant will become a member of, and participate fully in, and remain in good standing in the Merchants' Association (as soon as the same has been formed), organized for tenants occupying premises in the Shopping Center, and Tenant will abide by the regulations of such Association. Each member tenant shall have one (1)

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

vote, and the Landlord shall also have one (1) vote, in the operation of said Association. The objects of such Association shall be to encourage its members to deal fairly and courteously with their customers, to encourage ethical business practices, and to assist the business of the tenants by sales promotion and center wide advertising. The Tenant agrees to pay minimum dues to the Merchants' Association, provided however, that in no event shall the dues paid by Tenant in any fiscal year of said Association be in excess of twenty (.20) cents per square foot of Premises leased to Tenant. Default in payment of dues shall be treated in similar manner to default in rent with like rights of Landlord at its option to the collection thereof on behalf of the Merchants' Association.

         SECTION 16.20 WAIVER OF JURY TRIAL AND COUNTERCLAIM. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of rent, minimum rent, percentage rent or additional rent, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

         SECTION 16.21 SALE OF PREMISES BY LANDLORD. In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease, arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

         SECTION 16.22 APPROVAL. Landlord agrees that tenant shall have 50 days to obtain approval of this Lease by the State of Michigan Financial Institutions Bureau and that if such approval is not received within said period of time, Tenant or Landlord may terminate this agreement.


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


         THIS LEASE AGREEMENT has been executed as of the date and year first set forth above.



WITNESS:                                 "LANDLORD"

                                         TROY SPORTS CENTER, L.L.C., a
                                         Michigan limited liability company



                                         By:
------------------------------                   ------------------------------

                                         Its:
------------------------------                   ------------------------------



                                         "TENANT"

                                         MICHIGAN HERITAGE BANK, a
                                         Michigan corporation



                                         By:
------------------------------                   ------------------------------

                                         Its:
------------------------------                   ------------------------------








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